Exhibit 10.1

EXECUTION COPY

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of November 17, 2017, among: (a) FALCONSTOR SOFTWARE, INC., a Delaware corporation (“Borrower” or the “Company”), (b) the other Loan Parties from time to time party hereto and (c) HCP-FVA, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), provides the terms on which Lender shall lend to Borrower and Borrower shall repay Lender. The parties agree as follows:

1.                  LOAN AND TERMS OF PAYMENT

1.1              Term Loan Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make, in a single advance, a term loan (the “Loan”) to Borrower on the Closing Date in an aggregate principal amount of Five Hundred Thousand Dollars ($500,000), which shall be evidenced by a secured promissory note in substantially the form attached hereto as Exhibit A (the “Note”). Amounts borrowed under this Section 1.1 and repaid or prepaid may not be reborrowed.

1.2              Payment of Principal and Interest.

(a)                Promise to Pay. Borrower unconditionally promises to pay Lender the outstanding principal amount of all Obligations and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

(b)               Voluntary Prepayment. Borrower may, upon at least three (3) Business Days’ prior written notice to Lender, at any time or from time to time voluntarily prepay the Loan in whole or in part; provided, that each such prepayment shall be made together with interest accrued thereon to and including the date of prepayment and shall be subject to the payment of a premium in an amount equal to five percent (5%) of the principal amount of the Loan prepaid (the “Premium”).

(c)                Mandatory Repayment.

(i)           Maturity. The entire outstanding principal balance of the Loan, all accrued and unpaid interest thereon, and all other Obligations shall be immediately due and payable on the earlier of (x) May 17, 2018 (the “Maturity Date”) and (y) the date on which the Obligations are accelerated pursuant to Section 8.1, subject to clause (v) of this Section 1.2.

(ii)         Sales, Equity Issuances and Debt Issuances. If any Loan Party or any of its Subsidiaries, in any transaction or series of related transactions, (i) sells any material assets or other material properties of such Loan Party or any of its Subsidiaries, (ii) sells or issues any equity or debt securities, equity interests or other ownership interests, other than the issuance of equity or equity interests under the Company’s incentive plans or (iii) incurs any Indebtedness except for Permitted Indebtedness, then in each case, Borrower and its Subsidiaries shall prepay the Loan in an amount equal to 100% (or such lesser amount as is required to indefeasibly pay in cash in full the Obligations) of the cash proceeds thereof (net of reasonable transaction costs and expenses and taxes) immediately upon receipt thereof by any Loan Party or its Subsidiaries.

(iii)       Insurance Proceeds. If any Loan Party receives any insurance proceeds with respect to the assets or other properties of the Loan Parties or their Subsidiaries or otherwise, Borrower shall prepay the Loan in an amount equal to 100% (or such lesser amount as is required to indefeasibly pay in cash in full the Obligations) of the insurance proceeds not reinvested in the business of the Loan Parties and their Subsidiaries within thirty (30) days following receipt thereof.

(iv)       Change of Control. If a Change of Control occurs that has not been consented to in writing by Lender prior to the consummation thereof, on the date of such Change of Control, Borrower shall prepay the Loan and all other Obligations in full in cash together with accrued interest thereon to and including the date of prepayment.

(v)         Private Placement. Upon the closing of the Private Placement, the Loan and Obligations then outstanding (the “Outstanding Loan Amount”) shall be satisfied in full through the issuance to Lender or one or more of its Affiliates of Financing Units consisting of (i) senior secured Indebtedness in the aggregate principal amount of the Outstanding Loan Amount  and (ii) warrants to purchase such number of shares of common stock of Borrower, at an exercise price of $0.001 per share, equal to the product of (y) 12.063 (or such greater number to take into account accretion of the Preferred Stock from the date hereof) and (z) the Applicable Lender Financing Units, which warrants shall be on substantially the same terms and conditions as the Loan and Backstop Warrants. An example of the number of warrants to be issued pursuant to clause (ii) of the immediately preceding sentence upon conversion of the Outstanding Loan Amount is set forth on Exhibit B attached hereto.

(vi)       Payment. Each prepayment pursuant to clauses (ii) through (iv) of this Section 1.2(c) shall be made together with interest accrued thereon to and including the date of prepayment and shall be subject to the payment of the Premium.

(d)               Interest.

(i)           Payment. Interest is payable, in cash, in arrears (x) monthly on each Payment Date, (y) on the Maturity Date and (z) upon any prepayment of the Loan.

(ii)         Interest Rate. The outstanding principal amount of the Loan shall accrue interest at a rate per annum equal to the sum of (x) the Prime Rate plus (y) 0.75%, computed daily; provided, that, during the continuance of a Default or Event of Default, the Obligations shall accrue interest at a rate per annum equal to five percent (5%) plus the interest rate then applicable to the Loan (the interest rate applicable pursuant to this Section 1.2(e)(ii)).

(iii)       Computation of Interest. Interest shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

1.3              Expenses. Borrower shall pay to Lender all Lender Expenses (including reasonable fees and out-of-pocket expenses of Lender’s outside counsel for documentation and negotiation of the Term Sheet (as defined below) and this Agreement), incurred through and after the Closing Date. Borrower shall have deposited $5,000 (the “Expense Deposit”) with Lender or its Affiliates prior to the Closing Date, which amount shall be credited against the Lender Expenses. Borrower shall pay the following Lender Expenses promptly following receipt of invoices: (i) Lender Expenses constituting legal fees and travel up to $75,000 (the “Expense Cap”) with additional fees and expenses, if any, subject to the prior approval of Borrower, which approval shall not be unreasonably withheld, delayed or conditioned, and (ii) Lender Expenses in connection with the enforcement of Lender’s rights and remedies with respect to (x) the collection of any Obligations or (y) any provision of this Agreement or the Term Sheet, dated on or around October 6, 2017, between Borrower and Hale Capital Partners, L.P. (the “Term Sheet”).

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2.                  CONDITIONS preceDENT to closing date. Lender’s obligation to make the Loan is subject to the condition precedent that:

(a)                Lender shall have received, in form and substance reasonably satisfactory to Lender:

(i)           duly executed copy or facsimile, whether in portable document format (pdf) or otherwise, signatures to the Loan Documents;

(ii)         copies of the certificate of incorporation or organization (or its equivalent) of each Loan Party, certified by the Secretary of State of the State of Delaware (in the case of Borrower) or in the case of any other Loan Party, by the Secretary of State (or equivalent authority) of the jurisdiction of incorporation or organization, and good standing certificates (or its equivalent) of each Loan Party from the Secretary of State of the State of Delaware (in the case of Borrower) or the jurisdiction of its incorporation or organization (in the case of any other Loan Party);

(iii)       duly executed copy or facsimile, whether in portable document format (pdf) or otherwise, of a certificate each Loan Party with respect to its Organizational Documents, incumbency and resolutions authorizing the execution, delivery and performance of this Agreement, the Loan Documents, and all transactions related thereto;

(iv)       the results of searches of Uniform Commercial Code and other lien filings with respect to each Loan Party in its state of incorporation or organization and such searches shall disclose no liens on any assets encumbered, except for any liens permitted under this Agreement, or if unpermitted liens are disclosed, the Lender shall have received satisfactory evidence of release of such liens;

(v)         filings satisfactory to Lender with respect to the Collateral together with written evidence satisfactory to Lender that the same have been submitted for filing in the appropriate public filing office(s) in Lender’s sole discretion, to perfect the Lender’s Liens in the Collateral;

(vi)       a legal opinion of counsel to the Loan Parties, in form and substance reasonably satisfactory to the Lender;

(vii)     reserved;

(viii)   a rolling weekly detailed budget through Q12018, including information on a line item basis as to (1) projected cash receipts and (2) projected disbursements (including ordinary course operating expenses and restructuring expenses one-time expenses, and capital expenditures and (3) projected net working capital (“Weekly Budget”);

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(ix)       Borrower shall issue the Loan & Backstop Warrants to Lender or its Affiliates contemporaneously with the making of the Loan;

(x)         all necessary third party and governmental consents, waivers and approvals; and

(xi)       any other instruments or documents reasonably requested by Lender.

(b)               Lender shall have received payment of all Lender Expenses incurred through the Closing Date, including without limitation, the Expense Deposit, up to the Expense Cap.

(c)                Lender shall have completed its regulatory, legal and business due diligence, which shall be satisfactory to Lender.

(d)               Lender shall have a first priority perfected security interest in the Collateral (subject to any filings or other instruments to obtain Control that may occur after the Closing Date as permitted by Lender).

(e)                The representations and warranties in this Agreement shall be true, accurate, and complete in all respects as of the Closing Date, as certified by the Loan Parties as of the Closing Date.

(f)                No Default or Event of Default shall have occurred and be continuing or result from the Loan.

(g)               There has not been any Material Adverse Change since the date of the Term Sheet that is continuing.

3.                  CREATION OF SECURITY INTEREST

3.1              Grant of Security Interest. Each Grantor hereby pledges, assigns and grants to Lender, a security interest in all of its right, title and interest in, to and under all personal property and other assets of such Grantor, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(a)                all Accounts;

(b)               all Chattel Paper;

(c)                all intellectual property, including any copyrights, trademarks, patents, tradenames, trade secrets and any other intellectual property rights;

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(d)               all Documents;

(e)                all Equipment;

(f)                all General Intangibles;

(g)               all Goods;

(h)               all Instruments;

(i)                 all Inventory;

(j)                 all Investment Property;

(k)               all cash or cash equivalents;

(l)                 all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(m)             all Deposit Accounts with any bank or other financial institution;

(n)               all Commercial Tort Claims;

(o)               all real property and leasehold interests;

(p)               all equity interests in any Person; and

(q)               all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Obligations; provided, that with respect to any equity interests in Foreign Subsidiaries, Collateral shall not include more than 65% of the issued and outstanding equity interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding equity interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in such Foreign Subsidiary.

3.2              Authorization to File Financing Statements. Each Grantor hereby authorizes Lender to file, and if requested will deliver to Lender, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by Lender in order to maintain a first priority perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by Lender may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information described in the foregoing sentence to Lender promptly upon the reasonable request of Lender. Such Grantor also ratifies its authorization for Lender to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

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3.3              Further Assurances. Such Grantor will, if so reasonably requested by Lender, furnish to Lender statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as Lender may reasonably request, all in such detail as Lender may reasonably request. Such Grantor also agrees to take any and all actions necessary, to the extent legally permissible, to defend title to the Collateral against all persons and to defend the security interest of Lender in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

3.4              Termination. If this Agreement is terminated, Lender’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Lender’s security interest in the Collateral shall automatically terminate and Lender shall, at each Grantor’s sole cost and expense, execute such documents to evidence such termination of its security interest in the Collateral and all rights therein shall revert to each Grantor. In the event (a) all Obligations (other than inchoate indemnity obligations) are satisfied in full, and (b) this Agreement is terminated, Lender shall terminate the security interest granted herein.

4.                  REPRESENTATIONS AND WARRANTIES

Loan Parties represent and warrant as follows:

4.1              Due Organization; Authorization; Power and Authority. Each Loan Party is duly existing and in good standing under the laws of the state of its jurisdiction of organization or incorporation, and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Material Adverse Change. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, and the issuance of the Loan & Backstop Warrants, have been duly authorized by all necessary action (including the action of the independent committee of the Board), and do not (a) conflict with any Loan Party’s Organizational Documents, (b) contravene, conflict with, constitute a default under or violate any applicable law, (c) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which any Loan Party or any of their respective property or assets may be bound or affected, (d) subject to any Perfection Requirement, require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority, or (e) constitute a default or event of default under any material agreement by which any Loan Party is bound. Each Loan Party has obtained all necessary consents from third parties or any Governmental Authorities to enter into this Agreement and consummate the transactions contemplated hereby. Except as otherwise disclosed to Lender, no Loan Party nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it may be bound.

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4.2              Collateral. Each Loan Party has good title to its assets, free and clear of any and all Liens except Permitted Liens. Subject to the Perfection Requirements, Lender’s Lien is a first priority (subject only to any Permitted Liens that have superior priority to Lender’s Lien in this Agreement) perfected security interest in the Collateral.

4.3              Enforceability. This Agreement, the Note and the other Loan Documents to which each Loan Party is a party are valid, legal and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.4              Litigation. Other than as disclosed to Lender, there are no actions or proceedings pending or, to the knowledge of any Loan Party, threatened by or against any Loan Party which would reasonably be expected to result in damages or costs to any Loan Party not covered by independent third party insurance as to which liability has been accepted by the carrier providing such insurance.

4.5              Financial Statements; Financial Condition. All consolidated financial statements for the Loan Parties and their Subsidiaries delivered to Lender fairly present in all material respects the Loan Parties’ consolidated financial condition and the Loan Parties’ consolidated results of operations. There has not been any Material Adverse Change since the date of the most recent financial statements of the Loan Parties delivered to Lender.

4.6              Solvency. The fair salable value (taken on a going concern basis) of each Loan Party’s assets exceeds the fair value of its liabilities; each Loan Party is not left with unreasonably small capital after the transactions in this Agreement; and each Loan Party is able to pay its debts (including trade debts) as they mature.

4.7              OFAC; Patriot Act Compliance. No Loan Party is a Person (i) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) who engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of such Section 2, or (iii) who is on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order (“OFAC”). Each Loan Party is in compliance with the Patriot Act. No proceeds of the Loan will be used, directly or indirectly, for payments to any governmental official or employee, political party or its officials, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

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4.8              Other Regulatory Compliance. No Loan Party has violated in any material respect any laws, ordinances or governmental rules. Except as otherwise set forth on Schedule 4.8, each Loan Party has timely filed all required material federal, state and local tax returns and paid, or made adequate provision to pay, all material taxes, assessments, deposits and contributions owed by such Loan Party. Each Loan Party has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

4.9              Investments. No Loan Party owns any stock, partnership interest or other equity securities except for Permitted Investments. Each Loan Party owns all of the capital stock of each of its Subsidiaries (which Subsidiaries are listed on Schedule 3 of the Permitted Investment Schedule), free and clear of Liens (other than the Liens in favor of Lender pursuant to this Agreement), and all the issued and outstanding shares of capital stock of each Subsidiary of Borrower have been validly issued and are duly authorized, fully paid and non-assessable and free of preemptive and similar rights.

4.10          Right to Grant Security Interest. (a)  Each Loan Party has full power and authority to grant a first priority security interest in its Collateral, and (b) no provision of any Loan Party’s Organizational Documents or other contractual obligations, (i) limits or prohibits such Loan Party or any of its Subsidiaries from granting a Lien hereunder, or otherwise granting such security interests, to Lender or (ii) limits or prohibits Lender from exercising any rights hereunder including, without limitation, any remedies set forth in Sections 8.1 and 8.2 hereof following an Event of Default.

4.11          Loan & Backstop Warrants. The Loan & Backstop Warrants, and the shares of Common Stock issuable upon exercise thereof, have been duly authorized by all necessary action on the part of Borrower and no further consent or action is required by the Borrower, or its Board or stockholders in connection therewith. Borrower has reserved the number of shares of Common Stock underlying the Loan & Backstop Warrants to permit the full exercise of the Loan & Backstop Warrants by Lender. As of the Closing Date, the shares of Common Stock issuable upon exercise of the Loan & Backstop Warrants, when so issued in accordance with the terms of the Loan & Backstop Warrants, will be, validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof.  As of the Closing Date, the Loan & Backstop Warrants have been, and the shares of Common Stock issuable upon exercise of the Loan & Backstop Warrants when so issued in accordance with the terms of the applicable Transaction Documents will be, issued in compliance with applicable securities laws, rules and regulations.  The issuance and sale of the Loan & Backstop Warrants and the shares of Common Stock issuable upon exercise thereof does not conflict with or violate any rules or regulations of any stock exchange on which the shares of Common Stock are listed.

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4.12          SEC Documents.  Except as disclosed in Schedule 4.12, during the twelve (12) months prior to the date hereof, Borrower has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective filing dates, the SEC Documents comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Borrower or any Subsidiary under the Exchange Act or the Securities Act.  As of their respective filing dates, the financial statements of Borrower included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect to financial statements included in the SEC Documents.  Such financial statements have been prepared in accordance with United States GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Borrower as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities) which are material to the Loan Parties and are not reflected in such financial statements, and no material adverse changes have occurred in the financial condition or business of Borrower since the date of the most recent financial statement included in the SEC Documents.

4.13          No General Solicitation; Certain Fees.  None of the Loan Parties, their Subsidiaries or their Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Loan & Backstop Warrants.  Except as set forth on Schedule 4.13, no brokerage or finder’s fees or commissions are or will be payable by any Loan Party or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement (including the issuance of the Loan & Backstop Warrants).  Lender shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.13 that may be due in connection with the transactions contemplated by this Agreement (including in connection with the issuance of the Loan & Backstop Warrants).  Borrower shall pay, and indemnify and hold harmless Lender, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against, all liabilities, claims, losses, damages, costs (including the costs of preparation and outside attorney’s fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

4.14          Private Placement.  No registration under the Securities Act is required for the offer and sale of the Loan & Backstop Warrants to Lender.

4.15          Application of Takeover Protections.  Borrower and the Board (acting through the independent committee of the Board) have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Borrower’s Organizational Documents or the laws of its jurisdiction of incorporation that is or could become applicable to Lender as a result of Lender and Borrower fulfilling their obligations or exercising their rights under the Loan & Backstop Warrants, the Private Placement and/or the Financing, including without limitation as a result of the Company’s issuance of the Loan & Backstop Warrants to Lender, the issuance of any shares of Common Stock issuable upon exercise thereof and the issuance of any Financing Units or other securities to Lender or its Affiliates pursuant to, or arising out of, the Private Placement, the Financing and/or the Financing Commitment. Borrower has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of Borrower.

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5.                  AFFIRMATIVE COVENANTS

Each Loan Party and its Subsidiaries shall do all of the following:

5.1              Government Compliance. (a) Maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which qualification and good standing are necessary for the conduct of Borrower’s business, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Change, and (b) comply in all material respects with all material laws, ordinances and regulations to which it is subject.

5.2              Financial Statements, Reports, Certificates. Deliver to Lender:

(a)                Annual Audited Financial Statements. As soon as available, and in any event within 90 calendar days after the end of each fiscal year of Borrower, copies of its audited consolidated financial statements for its most recently completed fiscal year, prepared in accordance with GAAP, including its balance sheet, income statement and statement of cash flow. All such information is complete and correct in all material respects and fairly represents the financial condition, results of operation and changes in cash flow of Borrower and its Subsidiaries as of the date thereof;

(b)               Quarterly Unaudited Financial Statements. As soon as available, and in any event within 45 calendar days after the end of each fiscal quarter of Borrower, copies of its consolidated financial statements for its most recently completed fiscal quarter and for the portion of the fiscal year then ended, prepared in accordance with GAAP subject only to normal year-end audit adjustments and the absence of footnotes, all in reasonable detail and certified by Borrower as being complete and correct in all material respects and fairly representing the financial condition, results of operation and changes in cash flow of Borrower and its Subsidiaries as of the date thereof;

(c)                Variance Report. No later than the Thursday of each week, commencing with the first such date following the Closing Date, a variance report with respect to the Weekly Budget, showing on a line-by-line basis actual receipts and disbursements and the total available cash for the last day of the prior week for the cumulative period since the Closing Date and noting therein all cumulative variances on a line-by-line basis from the amounts in the Weekly Budget (the “Variance Report”). The Variance Report shall include explanations for all material variances and shall be certified by the chief financial officer of Borrower;

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(d)               Material Notices. Promptly upon obtaining written notice thereof, notice of (i) any litigation, arbitration or administrative proceedings or any other legal actions pending or threatened against Borrower, its subsidiaries or any of their respective properties or assets, and (ii) the occurrence of any Default, Event of default or Material Adverse Change, setting forth details of such occurrence and stating what action Borrower has taken and proposes to take with respect thereto; and

(e)                Other Information. Other information relating to any Loan Party, its Subsidiaries, this Agreement or the Collateral reasonably requested by Lender (including, without limitation, information with respect to the annual recurring revenue of Borrower and its Subsidiaries).

5.3              Taxes. Except as otherwise set forth on Schedule 4.8, cause all material tax returns and reports of each Loan Party to be timely filed (unless subject to a valid extension) and timely pay all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by any Loan Party, and deliver to Lender, promptly upon request, appropriate certificates attesting to such payments.

5.4              Insurance. Keep its business insured for risks and in amounts, at customary and reasonable levels.

5.5              Private Placement. Promptly seek to consummate the Private Placement and the Financing, in each case, in accordance with the Term Sheet and the Financing Commitment and on such other terms, conditions and provisions reasonably acceptable to Lender and its Affiliates.

5.6              Additional Loan Parties; Additional Collateral.

(a)                Each Loan Party will cause each of its Subsidiaries formed or acquired after the date of this Agreement to become a Loan Party by becoming a party to this agreement pursuant to a joinder agreement in form and substance acceptable to Lender. Upon execution and delivery thereof, each such Person (i) shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) to the extent such Subsidiary is a Domestic Subsidiary, will grant Liens to Lender in any property of such Subsidiary which constitutes Collateral and thereupon shall have all of the rights, benefits, duties, and obligations as a Grantor under the Loan Documents.

(b)               Each Loan Party will cause (i) 100% of the issued and outstanding equity interests of each of its Domestic Subsidiaries and (ii) 65% of the issued and outstanding equity interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding equity interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary to be subject at all times to a first priority, perfected (under the applicable UCC) Lien in favor of Lender pursuant to the terms and conditions of the Loan Documents or other security documents as Lender shall reasonably request.

(c)                Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to Lender such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, and other documents and such other actions or deliveries), which may be required by any applicable law or which Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by this Agreement, all at the expense of the Loan Parties.

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(d)               If any material assets are acquired by any Grantor after the date hereof (other than assets constituting Collateral under this Agreement that become subject to the Lien under this Agreement upon acquisition thereof), Borrower will (i) notify Lender thereof and will cause such assets to be subjected to a Lien in favor of Lender securing the Obligations and (ii) take, and cause each applicable Grantor to take, such actions as shall be necessary or requested by Lender to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(e)                Upon Lender’s request, each Grantor will provide to Lender, a deposit account control agreement duly executed on behalf of each financial institution holding a Deposit Account of such Grantor.

5.7              Further Assurances. Execute any further instruments and take further action as Lender reasonably requests to effect the purposes of this Agreement or the Term Sheet.

6.                  NEGATIVE COVENANTS

Each Loan Party shall not, and shall not permit its Subsidiaries to, do any of the following:

6.1              Dispositions. Convey, sell, lease, transfer, assign or otherwise dispose of all or any part of any Loan Party’s business or property, other than (i) Permitted Investments and (ii) payment of ordinary course business expenses in a manner that is not otherwise prohibited by the terms of this Agreement or the other Loan Documents.

6.2              Changes in Business; Change of Control. (a) Engage in any business other than the businesses currently engaged in by the Loan Parties and its Subsidiaries as of the Closing Date or reasonably related thereto; (b) liquidate or dissolve; (c) permit, allow or suffer to occur a Change of Control; or (d) without at least thirty (30) days’ prior written notice to Lender, (1) change the chief executive office of any Loan Party, (2) change the jurisdiction of organization of any Loan Party, (3) change the organizational structure or type of any Loan Party, (4) change the legal name of any Loan Party, or (5) change any organizational number (if any) assigned by the jurisdiction of organization of each Loan Party.

6.3              Mergers. Merge or consolidate with any other Person.

6.4              Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

6.5              Encumbrance. Create, incur, allow, or suffer any Lien on any of its property or assign or convey any right to receive income, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein.

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6.6              Investments. Directly or indirectly make any Investment, other than Permitted Investments.

6.7              Amendments to Organizational Documents. (a) Permit the amendment of any of the provisions of the Organizational Documents of any Loan Party if the result of such amendment (i) is to reduce in any manner the rights of any Loan Party to the Collateral or of Lender under this Agreement, or (ii) otherwise adversely affects the rights or remedies of Lender under this Agreement.

6.8              Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person or (b) any Permitted Affiliate Transactions.

6.9              Financial Covenant.

(a)                Weekly Budget Variance. Permit a variance in the cumulative net cash flow of Borrower on a consolidated basis to be, at any time, more than ten percent (10%) less than the amounts set forth in the Weekly Budget (measured weekly upon delivery of the Variance Report).

(b)               Minimum Total Liquidity. Permit or cause the Liquidity to be less than $2,000,000.

6.10          Compliance. (a) Become a Sanctioned Person or use proceeds from the Loan to fund any operation, investment or activity in a Sanctioned State or make any payments to a Sanctioned Person, or (b) violate any other law or regulation in any material respect.

7.                  EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1              Payment Default. The Borrower fails to (a) make any payment of principal on the Loan on its due date, (b) make any payment of interest on the Loan within three (3) Business Days after its due date or (c) pay any other Obligations within five (5) Business Days after such Obligations are due and payable;

7.2              Covenant Default.

(a)                Any Loan Party or any of its Subsidiaries (i) fails or neglects to perform any of their respective obligations in Sections 5.1, 5.2 or 5.5 and does not cure such failure or neglect within ten (10) days after the occurrence thereof or (ii) violates any covenant in Section 6; or

(b)               Any Loan Party or any of its Subsidiaries fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within thirty (30) days after the occurrence thereof;

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7.3              Material Adverse Change. A Material Adverse Change occurs;

7.4              Insolvency. (a) Any Loan Party fails to be solvent as described under Section 4.6 hereof; (b) any Loan Party begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against any Loan Party and not dismissed or stayed within sixty (60) days;

7.5              Other Agreements. There is, under any agreement to which any Loan Party or any Subsidiary thereof is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount, individually or in the aggregate, in excess of Fifty Thousand Dollars ($50,000); or (b) any default by any Loan Party or any Subsidiary thereof, the result of which would reasonably be expected to have a Material Adverse Change;

7.6              Judgments. One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against any Loan Party or its Subsidiaries and the same are not, within ten (10) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay; or

7.7              Attachment. If any Collateral is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days, or if any Loan Party or its Subsidiaries is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on any of the Collateral, or if a notice of lien, levy, or assessment is filed against any of the Collateral by any government agency and not paid within ten (10) days after any Loan Party receives notice;

7.8              Misrepresentations. Any Loan Party or any Person acting for any Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lender or to induce Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.

7.9              Collateral. This Agreement ceases to create a valid and perfected first priority Lien on and security interest in a material portion of the Collateral, subject to Permitted Liens.

7.10          Invalidity of Loan Documents. Any provision of any Loan Document (including any guaranties of the Obligations), at any time after its execution and delivery and for any reason other than satisfaction in full of all Obligations, ceases to be in full force and effect; or any Loan Party or any other Person (other than Lender) contests in any manner the validity or enforceability of any Loan Document; or any Loan Party or any other Person (other than Lender) denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document.

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7.11          Change of Control. There occurs any Change of Control.

8.                  Lender’S RIGHTS AND REMEDIES

8.1              Rights and Remedies. Upon the occurrence of an Event of Default, Lender may, without notice or demand, do any or all of the following:

(a)                declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.4 occurs, all Obligations are immediately due and payable without any action by Lender);

(b)               make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Lender shall have the right to seize any Collateral and any other personal property of any Loan Party in which any Books are recorded, stored or maintained and Lender may enter any premises, subject to any rights of any landlord or other Person with an interest in such premises, if any, in which any Loan Party has a possessory interest, without charge, in order to exercise any of Lender’s rights or remedies hereunder, under any other Loan Document or under law;

(c)                apply to the Obligations any amount held by Lender owing to or for the credit or the account of any Loan Party or any of its Subsidiaries;

(d)               deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any agreements providing control of any Collateral;

(e)                demand and receive possession of any Collateral; and

(f)                exercise all rights and remedies available to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

8.2              Power of Attorney.

(a)                Each Loan Party hereby irrevocably appoints Lender as its true and lawful attorney-in-fact, regardless of whether an Event of Default has occurred, until all Obligations have been satisfied in full and the Loan Documents have been terminated, in its own name or in the name of such Loan Party, as applicable, to sign such Loan Party’s name on any documents necessary to perfect or continue the perfection of Lender’s security interest in the Collateral.

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(b)               In addition to and without limiting the foregoing, each Loan Party irrevocably appoints Lender as its true and lawful attorney-in-fact, exercisable solely upon the occurrence and during the continuance of an Event of Default, to (i) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same, (ii) to demand, collect, settle, compromise, adjust, give discharges and releases, all as Lender may determine; (iii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof; (iv) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as Lender may deem appropriate; (v) to receive, open and dispose of mail addressed to any Loan Party (other than mail subject to attorney-client privilege) and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of any Loan Party on behalf of and in the name of such Loan Party, or securing, or relating to such Collateral; (vi) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though Lender were the absolute owner thereof for all purposes; (vii) to adjust and settle claims under any insurance policy relating thereto; (viii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that Lender may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein; (ix) to institute any foreclosure proceedings that Lender may deem appropriate; (x) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral; (xi) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; (xii) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Lender or as Lender shall direct; (xiii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (xiv) to do and perform all such other acts and things as Lender may deem to be necessary, proper or appropriate in connection with the Collateral; and (xv) take such further action as is necessary or reasonably desirable to obtain the full benefit of this Section 8.2(b). Lender shall not incur any liability in connection with or arising from the exercise of such power of attorney and shall have no obligation to exercise any of the foregoing rights and remedies. Notwithstanding the foregoing, Lender shall not be responsible in any way for any damage or loss to Collateral or any depreciation in the value of the Collateral nor has any duty or responsibility whatsoever to take any steps to preserve any rights of any Loan Party in the Collateral. Lender’s foregoing appointment as each Loan Party’s attorney in fact, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until such time as all Obligations have been satisfied in full and the Loan Documents have been terminated.

8.3              Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Lender may apply any funds in its possession, whether from any Loan Party’s account balances, payments, proceeds realized as the result of any disposition of the Collateral, or otherwise, to the Obligations in such order as Lender shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto and each Loan Party shall remain liable to Lender for any deficiency. If Lender, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of cash therefor.

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8.4              No Waiver; Remedies Cumulative. Lender’s failure, at any time or times, to require strict performance by any Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender’s exercise of one right or remedy is not an election and shall not preclude Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Lender’s waiver of any Event of Default is not a continuing waiver. Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.                  NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below. Lender or any Loan Party may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 9.

If to any Loan Party:

FalconStor Software, Inc.
2 Huntington Quadrangle
Melville, New York 11747
Attention: Patrick S. McClain, Executive Vice
     President, Chief Financial Officer and Treasurer
Email: patrick.mcclain@falconstor.com

If to Lender:

c/o Hale Capital Partners, L.P.
17 State Street, Suite 3230
New York, NY 10004
Attention: Martin Hale, Jr.
Email: martin@halefunds.com

10.              CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

10.1          Governing Law; Consent to Jurisdiction. The Loan Documents shall be governed by and construed in accordance with New York law. All actions or proceedings arising in connection with the Loan Documents shall be tried and litigated only in the state courts located in the County of New York, State of New York, or the federal courts located in the Southern District of New York. Each party hereto hereby waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court-ordered relief.

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10.2          JURY TRIAL WAIVER. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 10 shall survive the termination of this Agreement.

11.              GENERAL PROVISIONS

11.1          Successors, Assigns and Participations. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Loan Party may sell, transfer, assign, delegate or negotiate all or any part of, or any interest in, such Loan Party’s obligations, rights or benefits under this Agreement or any other Loan Document without Lender’s prior written consent. Lender may sell, transfer, assign, delegate or negotiate, all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents without the prior written consent of Borrower. Lender has the right, without the consent of or notice to Borrower, to sell participations to any Person in all or a portion of Lender’s rights and/or obligations under this Agreement.

11.2          Indemnification. Each Loan Party shall indemnify, defend and hold Lender and its Affiliates, and their respective directors, officers, partners, managers, members, employees, agents, attorneys, or any other Person affiliated with or representing any of the foregoing (each, an “Indemnified Person”) harmless from and against: (a) all obligations, demands, claims, costs, losses, liabilities, damages, and expenses asserted against any Indemnified Person in connection with or arising out of or related to (i) the Loan, this Agreement, the other Loan Documents, the Term Sheet or any transactions contemplated hereby or thereby (including the issuance of the Loan & Backstop Warrants, the Private Placement and the Financing), and (ii) any investigation, litigation or other proceedings asserted against any Indemnified Person by a third party or by a Loan Party or any of its Subsidiaries relating to the Loan, this Agreement, the other Loan Documents, the Term Sheet or any transactions contemplated hereby or thereby, and (b) all losses or Lender Expenses incurred, or paid by Lender in connection with the Loan Documents and the transactions contemplated thereby, except for obligations, demands, claims, liabilities and losses caused by Lender’s gross negligence or willful misconduct.

11.3          Time of Essence. Time is of the essence for the performance of all obligations in this Agreement.

11.4          Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

11.5          Amendments in Writing; Waiver; Integration. Any amendment or waiver relating to any Loan Document shall be, in writing, signed by the parties thereto. No oral statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as an amendment or waiver or have any other effect on any Loan Document. Any waiver shall be limited to the circumstance described in it, and shall not apply to any other circumstance, or give rise to any obligation to grant any further waiver. The Loan Documents (together with the other documents referenced herein) represent the entire agreement about this subject matter and supersede prior negotiations or agreements, which merge into the Loan Documents.

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11.6          Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

11.7          Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent obligations for which no claim has yet been made) remain outstanding. The obligations of each Loan Party in Section 4.13 and in Section 11.2 to indemnify Lender shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

11.8          Confidentiality. In handling any confidential information, Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lender’s subsidiaries or Affiliates (such subsidiaries and Affiliates, together with Lender, collectively, “Lender Entities”); (b) to prospective transferees or purchasers of any interest in the Loan (provided, however, that any prospective transferee or purchaser shall have executed a confidentiality agreement with Lender with terms at least as restrictive as those contained herein); (c) as required by law, regulation, subpoena, or other order; (d) to Lender’s regulators or as otherwise required in connection with Lender’s examination or audit; (e) as Lender considers reasonably necessary in exercising remedies under the Loan Documents; and (f) to third-party service providers of Lender so long as such service providers have executed a confidentiality agreement with Lender with terms at least as restrictive as those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Lender’s possession when disclosed to Lender, or becomes part of the public domain (other than as a result of its disclosure by Lender in violation of this Agreement) after disclosure to Lender; or (ii) disclosed to Lender by a third party, if Lender does not know, upon due inquiry, that the third party is prohibited from disclosing the information. Lender Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting and for any other uses not expressly prohibited in writing by Borrower. The provisions of the immediately preceding sentence shall survive termination of this Agreement.

11.9          Captions and Section References. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. Unless indicated otherwise, section references herein are to sections of this Agreement.

11.10      Construction of Agreement. The parties hereto mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

11.11      Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

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11.12      Third Parties. Except as set forth in Section 11.2, nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.              LOAN Guaranty

12.1          The Guaranty. Each Guarantor hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to Lender, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations and all costs and expenses payable pursuant to this Agreement or any other Loan Document (such costs and expenses, together with the Obligations, collectively the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this guaranty apply to and may be enforced by or on behalf of any Affiliate of Lender that extended any portion of the Guaranteed Obligations. Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law.

12.2          Guaranty of Payment. This guaranty is a guarantee of payment and not of collection. Each Guarantor waives any right to require Lender to sue Borrower, any Guarantor, any other guarantor of, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

12.3              No Discharge or Diminishment of Loan Guaranty.

(a)                Except as otherwise provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Obligated Party, Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

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(b)               The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)                Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

12.4          Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of Borrower or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of Borrower, any Guarantor or any other Obligated Party, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. Lender may foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Guarantor under this Section 12, except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Obligated Party or any security.

12.5          Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any Collateral, until the Loan Parties have fully performed all their obligations to Lender.

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12.6          Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by Lender in its discretion), each Guarantor’s obligations under this Section 12 with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not Lender is in possession of this guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by Lender.

12.7          Information. Each Guarantor assumes all responsibility for being and keeping itself informed of Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Section 12, and agrees that Lender shall not have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

12.8          Certain Additional Waivers. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of rights of subrogation pursuant to Section 12.5 and Section 12.9.

12.9          Rights of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Guaranteed Obligations have been paid in full (other than contingent indemnification obligations for which no claim has been asserted) and the Commitments have terminated.

12.10      Liability Cumulative. The liability of each Loan Party as a Guarantor under this Section 12 is in addition to and shall be cumulative with all liabilities of each Loan Party to Lender under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

13.              DEFINITIONS

13.1          Accounting Terms and Other Definitions. Unless otherwise expressly provided herein, (i) accounting terms not defined in this Agreement shall be construed following GAAP and (ii) calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Section 12. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. The term “continuing” in the context of an Event of Default means that the Event of Default has not been remedied (if capable of being remedied) or waived.

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13.2          Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC.

13.3          As used in this Agreement, the following capitalized terms have the following meanings:

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, including, without limitation, any parallel fund, related fund, or management company of a Person (or such other Person responsible for its management), and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Applicable Lender Financing Units” means the product of (y) 40,000,000 Financing Units (i.e. the aggregate number of Financing Units) and (z) the amount determined by dividing the Outstanding Loan Amount by $4,000,000 (i.e. the total gross offering proceeds to the Borrower if the Financing is fully subscribed for).

“Board” means the Board of Directors of the Borrower.

“Books” are all Loan Party’s and Subsidiary’s books and records including ledgers, federal and state tax returns, records regarding the Collateral and all computer programs or storage or any equipment containing such information.

“Business Day” is any day that is not a Saturday, Sunday or a nationally recognized holiday.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (c) Lender’s certificates of deposit issued maturing no more than one (1) year after issue.

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“Change of Control” means that (A) the Borrower shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into another Subject Entity where the holders of a majority of the Borrower’s outstanding Common Stock immediately prior to the consolidation or merger do not continue to own at least 50.1% of the surviving corporation, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower or any Subsidiary, or (iii) make, or be subject to or have the Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50.1% of the outstanding shares of Common Stock, or (y) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50.1% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50.1% of the outstanding shares of Common Stock, or (y) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50.1% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock or effect a compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (vi) the execution by the Borrower or any Subsidiary of a definitive agreement directly or indirectly providing for any of the foregoing events, (B) any Subject Entity individually or the Subject Entities in the aggregate is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50.1% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, or (y) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Borrower sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Borrower to surrender their shares of Common Stock without approval of the stockholders of the Borrower, (C) Continuing Directors cease to constitute more than a majority of the members of the Board of Directors or (D) the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms hereof to the extent necessary to correct this definition or any portion hereof which may be defective or inconsistent with the intended treatment of such instrument or transaction.

“Closing Date” means the date on which the conditions precedent set forth in Section 2.1 are satisfied or waived and the borrowing of the Loan occurs.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” shall have the meaning set forth in Section 3.1.

“Common Stock” means the Common Stock, par value $0.001 per share, of Borrower.

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“Continuing Director” means (i) any individual who is a member of the Board on the Closing Date and (ii) any individual who is appointed to the Board or nominated for election to the Board by other Continuing Directors or by the holders of the Borrower’s outstanding Series A Preferred Stock in accordance with the terms of the Certificate of Designations for the Series A Preferred Stock.

“Default” means any condition, act or event which, with the giving of notice or lapse of time or both, would become an Event of Default.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means any direct or indirect Subsidiary of Borrower that is not a Foreign Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financing” means the proposed issuance and sale (or, in the case of the Financing Units consisting of Series A Preferred Stock held by  HCP-FVA, LLC, assignment by HCP-FVA, LLC) to existing stockholders via a rights offering or a private placement of up to 40,000,000 Financing Units.  The Financing, if fully subscribed, would result in total gross proceeds to the Borrower of $4,000,000.

“Financing Commitment” means that certain commitment being delivered by Lender to Borrower on the Closing Date to purchase up to 75% of the Financing Units for a total purchase price of $3,000,000.

“Financing Units” has the meaning set forth in the defined term “Private Placement”.

“Foreign Subsidiary” means any direct or indirect Subsidiary of Borrower that is not a Person incorporated or organized under the laws of the United States of America.

“GAAP” is generally accepted accounting principles.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

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“Grantors” means Borrower and each Domestic Subsidiary of Borrower party hereto from time to time and any other Person that grants a security interest in any of its assets to secure the Obligations.

“Guarantors” means each Domestic Subsidiary of Borrower party hereto from time to time and any other Person that guarantees the Obligations.

“Guaranteed Obligations” has the meaning set forth in Section 12.01.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of the Obligations pursuant to Section 12.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) any guaranty of or other contingent liability in respect of any of the foregoing.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors (other than Lender), or proceedings seeking reorganization, arrangement, or other relief.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Lender Expenses” are all documented out-of-pocket fees, costs, and expenses (including reasonable, out-of-pocket and documented attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) and the Term Sheet or otherwise incurred in connection with the transactions contemplated by the Loan Documents.

“Lien” is a claim, mortgage, deed of trust, levy, attachment, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” is the sum of cash and cash equivalents plus all accounts receivables that have been outstanding for less than 90 days.

“Loan & Backstop Warrants” means the warrants to be issued by the Borrower to Lender or its Affiliates to purchase 13,859,128 shares of Common Stock at an exercise price of $0.001 per share in consideration for Lender providing the Loan and the Financing Commitment, which Loan & Backstop Warrants shall be in the form of Exhibit A attached hereto.

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“Loan Documents” are, collectively, this Agreement, the Note, any other notes or guaranties executed by any Loan Party, and any other present or future agreement between any Loan Party and/or for the benefit of Lender, in each case, in connection with this Agreement, all as amended, restated, or otherwise modified from time to time in accordance with its terms.

“Loan Parties” means, collectively, Borrower, Grantors and Guarantors, and any other Person who becomes a party to this Agreement as a “Loan Party” and their successors and assigns, and the term “Loan Party” shall mean any one of them or all of them, individually, as the context may require.

“Material Adverse Change” is any one or more of (a) a material adverse change in the perfection or priority of Lender’s Lien in the Collateral or in the value of the Collateral; or (b) a material adverse change in the assets, liabilities, operations, business or general condition (financial or otherwise) of any Loan Party.

“Obligations” are each Loan Party’s obligation to pay when due any debts, principal, interest, Lender Expenses, and other amounts any Loan Party owes Lender now or later, under this Agreement or the other Loan Documents, including, without limitation, interest accruing after Insolvency Proceedings begin, and to perform Borrower’s duties under the Loan Documents.

“OFAC” is the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organizational Documents” means, with respect to any Person, any charter, memorandum, articles or certificate of incorporation or association, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, incorporation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity

“Outstanding Loan Amount” has the meaning set forth in Section 1.2(c)(v).

“Payment Date” is the first (1st) calendar day of each calendar month.

“Perfection Requirement” is the filing of a financing statement or entry in a public register in any jurisdiction necessary to perfect Lender’s first priority security interest created by this Agreement or any other Loan Document.

“Permitted Affiliate Transactions” are any transactions with Affiliates existing on the Closing Date that are listed on Schedule 1 attached to this Agreement.

“Permitted Indebtedness” is:

(a)                Loan Parties’ Indebtedness to Lender under this Agreement and the other Loan Documents;

(b)               Indebtedness existing on the Closing Date and listed on Schedule 2 to this Agreement and any extensions, refinancings, modifications, amendments and restatements thereof, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower;

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(c)                any Indebtedness incurred with the prior written consent of Lender;

(d)               any non-convertible Indebtedness from a standard commercial lender in an amount not to exceed, at any time, eighty percent (80%) of the Company’s accounts receivable, provided that the Obligations are repaid in full and such Indebtedness is otherwise permitted under the terms of the Series A Preferred Stock Purchase Agreement dated September 16, 2013 by and between the Borrower and Hale Capital Partners, LP;

(e)                capital leases not to exceed $200,000; and

(f)                any other Indebtedness incurred pursuant to the agreements set forth in the Term Sheet].

“Permitted Investments” are:

(a)                Investments existing on the Closing Date and listed on Schedule 3 to this Agreement;

(b)               Investments consisting of Cash Equivalents; and

(c)                any Investments made with the prior written consent of Lender.

“Permitted Liens” are:

(a)                Liens existing on the Closing Date that are listed on Schedule 4 to this Agreement;

(b)               Liens in favor of Lender arising under this Agreement and the other Loan Documents;

(c)                Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its books in accordance with GAAP; and

(d)               Liens consented to by Lender.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Premium” has the meaning set forth in Section 1.2(b).

“Private Placement” means the proposed issuance and sale by the Borrower to the Lender and/or its Affiliates of up to 75% of the debt and equity securities (the “Financing Units”) to be issued in the Financing as described in the Term Sheet and the Financing Commitment, whether (i) pursuant to the Lender’s right to purchase 25% of the Financing Units in the Financing as set forth in the Term Sheet and the Financing Commitment or (ii) the exercise by the Borrower of its rights under the Financing Commitment; provided, that, Lender and its Affiliates shall not be required to purchase any of the Financing Units that consist of Series A Preferred Stock held by HCP-FVA, LLC.

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“Prime Rate” means a fluctuating interest rate per annum rate so designated from time to time in The Wall Street Journal as the “prime rate.” The Prime Rate is a reference rate. Each change in the Prime Rate shall be effective from and including the date such change is designated by The Wall Street Journal as being effective.

“Sanctioned Person” is any Person named on the list of Specially Designated Nationals maintained by OFAC.

“Sanctioned State” is any country, state or sovereign entity that is subject to a country sanctions program administered or enforced by OFAC, any agency thereof or any Person domiciled in or controlled thereby.

“SEC” has the meaning set forth in Section 4.12.

“SEC Documents” has the meaning set forth in Section 4.12.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.001 per share, of the Borrower.

“Subject Entity” means any Person, Persons or “group” (as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder) or any Affiliate or associate of any such Person, Persons or Group.

“Subsidiary(ies)” means at any time any Person which the Borrower (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than a majority of the capital stock or equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person.

“Term Sheet” has meaning set forth in Section 1.3.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

BORROWER:

FALCONSTOR SOFTWARE, INC.

By:	/s/ Patrick McClain
Name:	Patrick McClain
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

OTHER LOAN PARTIES:

FALCONSTOR, INC., as a Grantor and Guarantor

By:	/s/ Patrick McClain
Name:	Patrick McClain
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

FALCONSTOR AC, INC., as a Grantor and Guarantor

By:	/s/ Patrick McClain
Name:	Patrick McClain
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature Page to Loan and Security Agreement]

LENDER:

HCP-FVA, LLC

By:	/s/ Martin Hale
Name:	Martin Hale
Title:	Managing Member

[Signature Page to Loan and Security Agreement]

EXHIBIT A

TERM LOAN NOTE

$500,000

November 17, 2017

FOR VALUE RECEIVED, the undersigned (“Borrower”), promises to pay to the order of HCP-FVA, LLC (“Lender”; Lender, together with any other holder hereof, sometimes referred to herein as the “Holder”), at the office of Lender located at 17 State Street, Suite 3230, New York, NY 10004 or at such other place as Lender may from time to time designate to Borrower in writing, the principal sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000), or such lesser amount as may be outstanding under the Loan Agreement (defined below), at such time or times as are provided in the Loan Agreement (defined below) and, in any event, on the Maturity Date, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof, together with interest on the unpaid principal balance hereof from the date hereof until the payment in full of this Note at the rate specified in the Loan Agreement and, to the extent applicable, payment of the Premium, payable at the times and in the manner provided in the Loan Agreement.

This Note is the “Note” issued to evidence the Loan being made by Lender to Borrower pursuant to the provisions of the Loan and Security Agreement, dated as of the date hereof (herein, as at any time amended, modified or supplemented, called the “Loan Agreement”; capitalized terms used herein and not defined herein having the meanings assigned to them in the Loan Agreement), between Borrower and Lender to which reference is hereby made for a statement of the terms, conditions and covenants under which the indebtedness evidenced hereby was made and is to be repaid, including, but not limited to, those related to voluntary or mandatory prepayment of the indebtedness represented hereby, to the maturity of the indebtedness represented hereby upon the termination of the Loan Agreement and to the interest rate payable hereunder. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the default rate provided in the Loan Agreement.

Payment of this Note is secured by the Collateral and guaranteed by the Loan Parties, and Holder is entitled to the benefit of the Loan Agreement and any other Loan Document at any time delivered in connection with the foregoing to secure the Obligations, and is subject to all of the agreements, terms and conditions therein contained.

If an Event of Default under Section 7.4 of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the other Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Borrower hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the date first set forth above.

FALCONSTOR SOFTWARE, INC.

By:	/s/ Patrick McClain
Name:	Patrick McClain
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature page to Term Loan Note]

EXHIBIT B

If the Outstanding Loan Amount as of the closing of the Private Placement is $500,000, then (x) the Lender shall be issued 5,000,000 Applicable Lender Financing Units upon conversion of the Outstanding Loan Amount  and (y) the number of warrants to be issued to the Lender in respect of the 5,000,000 Applicable Lender Financing Units shall be approximately 61,165,134 warrants (or such greater number to take into account accretion of the Preferred Stock from and after the date hereof).